UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  March 2, 2009

PEGASI ENERGY RESOURCES CORPORATION
(Exact name of registrant as specified in charter)

Nevada	333-134568	20-4711443
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

218 N. Broadway, Suite 204
Tyler, Texas 75702
(Address of principal executive offices) (zip code)

(903) 595-4139
(Registrant's telephone number, including area code)

Copies to:
Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On March 3, 2009, Pegasi Energy Resources Corporation (the “Company”) entered into a second amendment to renewal promissory note and loan modification agreement (the “Loan Agreement”) with Teton, Ltd. (“Teton”) pursuant to which $570,000 of funds loaned to the Company by Teton between August 2007 and March 2009 (the “Additional Funds”) were added to the principal amount of the prior note issued by the Company to Teton. The Additional Funds were loaned as follows:

Date of Advance:	Additional Funds Advanced:
August 28, 2007	$10,000.00
August 30, 2007	10,000.00
January 13, 2009	150,000.00
February 23, 2009	100,000.00
March 3, 2009	300,000.00
$570,000.00

The Additional Funds bear interest at the annual rate of 8% from the date of the advance, except that the $20,000 advanced in August 2007 bears interest starting on March 3, 2009. Teton may convert, at any time, any of the Additional Funds amount outstanding, included interest accrued thereon, into shares of common stock of the Company at a conversion price per share equal to $1.60.

In connection with the Additional Funds, the Company and each of its subsidiaries granted Teton a first priority security interest in all of the Company’s assets and the Company pledged 100% of the stock of the Company’s wholly owned Texas subsidiary, Pegasi Energy Resources Corporation (“PERC-TX”).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 for a description of a secured loan obligation by the Company.

Item 3.02                      Unregistered Sales of Equity Securities.

See Item 1.01 above for a description of the transactions pursuant to which the Company issued additional debt. All securities were issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

10.01
Second Amendment to Renewal Promissory Note and Loan Modification Agreement, dated as of March 3, 2009, by and among the Company, PERC-TX, Pegasi Operating Inc., TR Rodessa, Inc. 59 Disposal, Inc., and Teton.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEGASI ENERGY RESOURCES CORPORATION

March 24, 2009	By:	/s/ RICHARD LINDERMANIS
Richard Lindermanis
Chief Financial Officer